Exhibit 3

RCM TECHNOLOGIES, INC.

(A Nevada Corporation)

AMENDED AND RESTATED

BYLAWS

As Amended through December 5, 2013

AMENDED AND RESTATED BYLAWS

OF

RCM TECHNOLOGIES, INC.

(A Nevada Corporation)

ARTICLE I

Offices and Fiscal Year

Section 1.01.                          Registered Office.  The Registered Office of RCM Technologies, Inc. (the “Company”) shall be at Bank of America Plaza, Suite 800, 50 West Liberty Street, Reno, Nevada 89501 until otherwise established by the Company’s Board of Directors (the “Board of Directors”).

Section 1.02.                          Other Offices.  The Company may have offices at such other places within or without the State of Nevada as the Board of Directors may from time to time appoint or the business of the Company may require.

Section 1.03.                          Fiscal Year.  The fiscal year of the Company shall be determined from time to time by resolution of the Board of Directors adopted by a majority of the members of the Board of Directors at such time.

ARTICLE II

[Intentionally Deleted]

ARTICLE III

Stockholders

Section 3.01.                          Place of Meeting.  All meetings of the stockholders of the Company shall be held at such place, either within or without the State of Nevada, as may be fixed from time to time by resolution of the Board of Directors adopted by a majority of the total number of authorized directors of the Company “(Directors”) (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption).  The place at which any given meeting shall be held shall be specified in the notice of such meeting.  Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Company.

Section 3.02.                          Annual Meeting.  The annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held either within or outside the State of Nevada on such date and at such time, as may be fixed from time to time by resolution of the Board of Directors adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption) and set forth in the notice or waiver of notice of the meeting, unless, subject to the articles of incorporation of the Company (as amended from time to time, the

“Articles of Incorporation”) and Section 3.18 of these Bylaws, the stockholders have acted by written consent to elect Directors as permitted by the Nevada Revised Statutes, as amended from time to time (the “NRS”).  Any previously scheduled annual meeting of stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for the meeting.

Section 3.03.                          Special Meetings.

(a)                                 Call of Special Meetings. Special meetings of the stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption); or unless otherwise provided in the Articles of Incorporation, upon the written request of stockholders following the receipt by the Secretary of the Company of one or more written requests to call a special meeting of the stockholders in accordance with, and subject to, this Section 3.03 from stockholders of record as of the record date fixed in accordance with Section 3.03(d) who hold, in the aggregate, not less than eighty percent (80%) of the voting power of the outstanding shares of the Company. The notice of a special meeting shall state the purpose or purposes of the special meeting and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.  Except in accordance with this Section 3.03, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

(b)                                 No stockholder may request that the Board of Directors call a special meeting of the stockholders pursuant to Section 3.03(a) unless a stockholder of record has first submitted a request in writing to the Secretary of the Company requesting that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to request that the Board of Directors of the Company call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company.

(c)                                  To be in proper form for purposes of this Section 3.03, a request by a stockholder for the Board of Directors to fix a record date shall set forth: (i) as to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 3.13(c)(1), except that for purposes of this Section 3.03 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.13(c)(1)); (ii) as to each Requesting Person, any Disclosable Interests (as defined in Section 3.13(c)(2), except that for purposes of this Section 3.03 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.13(c)(2) and the disclosure in clause (F) of Section 3.13(c)(2) shall be made with respect to the business proposed to be conducted at the special meeting); and (iii) as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting. For purposes of this Section 3.03(c), the term “Requesting Person” shall mean (i) the stockholder of record making the request to fix a record date for the purpose of determining the stockholders entitled to request that the Board of Directors call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Section 3.13(c)).

(d)                                 Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 3.03 from any stockholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to request that the Board of Directors call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received.  Notwithstanding anything in this Section 3.03 to the contrary, no record date shall be fixed if the Board of Directors determines that the request or requests that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3.03(f).

(e)                                  Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 3.03(a) unless stockholders of record as of the record date fixed in accordance with Section 3.03(d) who hold, in the aggregate not less than eighty percent (80%) of the voting power of the outstanding shares of the Company (the “Requisite Percentage”) timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company. Only stockholders of record on the record date shall be entitled to request that the Board of Directors call a special meeting of the stockholders pursuant to Section 3.03(a). To be timely, a stockholder’s request to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the sixtieth (60th) day following the record date fixed in accordance with Section 3.03(d). To be in proper form for purposes of this Section 3.03, a request to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any stockholder or stockholders submitting a request to call a special meeting (except for any stockholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 3.03 of a Requesting Person. A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked requests from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f)                                   The Secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting (i) that does not comply with this Section 3.03, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the stockholders entitled to submit such written request, (iv) that relates to an item of business (other than the election of Directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such request is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such request, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting.

(g)                                  After receipt of requests in proper form and in accordance with this Section 3.03 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the requests received by the Company.  Any previously scheduled special meeting of stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for the meeting. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 3.15 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 3.04.

(h)                                 In connection with a special meeting called in accordance with this Section 3.03, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date in accordance with this Section 3.03 or who delivered a request to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Company in connection with such request or request, if necessary, so that the information provided or required to be provided in such request or request pursuant to this Section 3.03 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of a date ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(i)                                     Notwithstanding anything in these Bylaws to the contrary, the Board of Directors shall not be required to call a special meeting requested to be called pursuant to this

Section 3.03 except in accordance with this Section 3.03. If the Board of Directors shall determine that any request to fix a record date or request to call and hold a special meeting was not properly made in accordance with this Section 3.03, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a request to call the special meeting have not otherwise complied with this Section 3.03, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 3.03, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or request to call a special meeting.

Section 3.04                             Notice; Waiver of Notice.

(a)                                 Notice. Written notice of every meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting by depositing in the United States mail a written or printed notice of the same not less than ten (10) days and not more than sixty (60) days prior to the day named for a meeting, with postage prepaid, addressed to each stockholder at the address registered upon the books of the Company.  Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting of stockholders, the notice shall specify the purpose of the meeting and the general nature of the business to be transacted.

(b)                                 Waiver of Notice by Attendance.  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.05.                          Quorum and Adjournment.

(a)                                 General Rule.  At all meetings of stockholders, the presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast thereat shall constitute a quorum for the purposes of consideration and action on the matter.

(b)                                 Withdrawal of a Quorum.  The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(c)                                  Adjournments.  Any regular or special meeting of the stockholders, including one at which Directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned from time to time by the chairman of the meeting or by a majority of the votes entitled to be cast by stockholders upon the question who are present in person or represented by proxy, whether or not a quorum is present.  At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

(d)                                 No Additional Notice For Adjourned Stockholder Meetings.  When a meeting of stockholders is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 3.06.                          Action by Stockholders.  Except as otherwise provided in the Articles of Incorporation or these Bylaws, whenever any corporate action is to be taken by vote of the stockholders of the Company, such action shall be authorized by a majority of the votes cast at a duly organized meeting of stockholders by the holders or duly authorized proxies of shares entitled to vote thereon.

Section 3.07.                          Organization.  At every meeting of stockholders the presiding officer shall be the Chairman of the Board of Directors, or in the event of his or her absence or disability, the President, or in the event of both the Chairman’s and the President’s absence or disability, a presiding officer chosen by resolution of the Board of Directors adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption).  The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting.

Section 3.08.                          Voting Rights of Stockholders.  Unless otherwise provided in the Articles of Incorporation, every stockholder of the Company shall be entitled to one vote for every share standing in the name of the stockholder in the books of the Company.

Section 3.09.                          Voting and Other Action by Proxy.

(a)                                 General Rule.

(1)                                 Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the stockholder by proxy.

(2)                                 The presence of, or vote or other action at a meeting of stockholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a stockholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the stockholder.

(3)                                 Where two or more proxies of a stockholder are present, the Company shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)                                 Minimum Requirements.  Every proxy shall be executed in writing by the stockholder or by the duly authorized attorney-in-fact of the stockholder and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective unless written notice thereof has been given to the Secretary.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Company.

(c)                                  Expenses.  The Company shall pay the reasonable expenses of solicitation of votes, proxies or consents of stockholders incurred by or on behalf of the Board of Directors or its recommended nominees for election to the Board of Directors, including solicitation by professional proxy solicitors and otherwise.

Section 3.10.                          Voting by Fiduciaries and Pledgees.  Shares of the Company standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A stockholder whose shares are pledged shall be entitled to vote the shares unless the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.11.                          Voting by Joint Holders of Shares.

(a)                                 General Rule.  Where shares of the Company are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)                                 if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)                                 If the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)                                 Exception.  If there has been filed with the Secretary of the Company a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons shall be entitled to vote the shares but only in accordance therewith.

Section 3.12.                          Voting by Entity Stockholders.  Any corporation, limited liability company, limited partnership or other legal entity that is a stockholder of this Company may vote at meetings of stockholders of this Company by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors or other governing body or person of such entity or a provision of its governing documents, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Company, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

Section 3.13.                          Notice of Business to be Brought Before the Meeting.

(a)                                 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 3.13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3.13 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting of stockholders (other than procedural matters and matters relating to the conduct of the meeting) are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3.03. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 4.03 and this Section 3.13 shall not be applicable to nominations except as expressly provided in Section 4.03.

(b)                                 Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.13. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement (or the public announcement thereof) of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c)                                  To be in proper form for purposes of this Section 3.13, a stockholder’s notice to the Secretary of the Company shall set forth:

(1)                                 As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; and (C) a representation that such Proposing Person intends to appear in person or by proxy at the meeting to propose such business (the disclosures to be made pursuant to the foregoing clauses (A), (B) and (C) are referred to as “Stockholder Information”);

(2)                                 As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(3)                                 As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity).

For purposes of this Section 3.13, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below). A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(d)                                 A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of a date ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)                                  If the information submitted pursuant to this Section 3.13 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 3.13. Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3.13. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.13.

(f)                                   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 3.13. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)                                  This Section 3.13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 3.13 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 3.13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nor shall anything in this Section 3.13 or any other provision of these Bylaws be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors any other business proposal.

(h)                                 For purposes of these By laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Company are listed.

Section 3.14.                          Conduct of Meeting. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient for the proper conduct of the meeting. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Company entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 3.15.                          Determination of Stockholders of Record.

(a)                                 Fixing Record Date.  The Board of Directors may fix a time prior to the date of any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than sixty (60) days prior to the date of the meeting of stockholders. Only stockholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of stockholders of record for any other purpose. When a determination of stockholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)                                 Determination When No Record Date Fixed. If a record date is not fixed:

(1)                                 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(2)                                 Notwithstanding anything to the contrary contained herein, the record date for determining those stockholders entitled to express consent or dissent to corporate action in writing without a meeting, shall be determined exclusively in accordance with Section 3.18(b) of these Bylaws.

(3)                                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.16.                          Voting Lists.

(a)                                 General Rule.  The officer or agent having charge of the transfer books for shares of the Company shall make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any stockholder during the meeting for the purposes thereof.  Nothing contained in this Section 3.16 shall require the Company to include electronic mail addresses or other contact information on such list.

(b)                                 Effect of List.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any stockholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept at the Registered Office of the Company, or at such other place as determined by the Board of Directors, shall be prima facie evidence as to who are the stockholders entitled to examine the list or share register or transfer book or to vote in person or by proxy at any meeting of stockholders.

Section 3.17.                          Inspectors of Election. Preceding any meeting of the stockholders, the Board of Directors may, and when required by law shall, appoint one or more persons to act as inspector(s) of elections who may be employees of the Company, and may designate one or more alternate inspector(s) of elections.  If no inspector of election or alternate so appointed by the Board of Directors is able to act, or if no inspector of election or alternate has been appointed and the appointment of an inspector of elections is required by law, the person presiding at the meeting shall appoint one or more inspectors of elections to act at the meeting.  No Director or nominee for the office of Director shall be appointed as an inspector of elections.  Each inspector of elections, before entering upon the discharge of the duties of an inspector of elections, shall take and sign an oath faithfully to execute the duties of inspector of elections with strict impartiality and according to the best of his or her ability.  The inspectors of elections shall discharge their duties in accordance with the requirements of applicable law.

Section 3.18.                          Consent of Stockholders in Lieu of Meeting.

(a)                                 Subject to the requirements of this Section 3.18, any action required or permitted to be taken at a meeting of the stockholders or of a class of stockholders may be taken without a meeting only if, prior or subsequent to the action, a consent or consents thereto, setting forth the action so taken are (i) signed by all the stockholders who would be entitled to vote at a meeting for such purpose; and (ii) delivered to the Company by hand or by certified or registered mail, return receipt requested, to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded within sixty (60) days of the earliest dated valid consent so delivered to the Company.

(b)                                 Any stockholder of record seeking to have the stockholders give consent to corporate action in writing without a meeting pursuant to this Section 3.18 shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, which request shall be delivered to, or mailed and received by, the Secretary to the principal executive offices of the Company (the “Consent Record Date Request Notice”). Within ten (10) calendar days after receipt of a Consent Record Date Request Notice in proper form and otherwise in compliance with this Section 3.18 from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors (the “Resolution Adoption Date”), and which record date shall not be more than ten (10) calendar days after the Resolution Adoption Date.  If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) calendar day period after the date on which a Consent Record Date Request Notice is received, then: (i) if the NRS does not require action by the Board of Directors prior to the proposed stockholder action, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company at any of the locations referred to in Section 3.18(a)(ii) of these Bylaws; and (ii) if the NRS requires action by the Board of Directors prior to the proposed stockholder action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.  Every written consent to action without a meeting shall bear the date of signature of each stockholder who signs the consent, and shall be valid if timely delivered to the Company in the manner prescribed by Section 3.18(a)(ii) of these Bylaws. Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(c)                                  Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with the Articles of Incorporation and this Section 3.18.  If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with the Articles of Incorporation and this Section 3.18, or the stockholder or stockholders seeking to take such action do not otherwise comply with the Articles of Incorporation and this Section 3.18, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

(d)                                 In addition to the requirements of this Section 3.18 with respect to stockholders seeking to take an action by written consent, each stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE IV

Board of Directors

Section 4.01.                          Powers; Personal Liability.

(a)                                 General Rule.  Unless otherwise provided by statute all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Directors.

(b)                                 Regulations. To the extent consistent with applicable law, the Articles of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the affairs and business of the Company as the Board of Directors may deem appropriate.

(c)                                  Notation of Dissent.  A Director who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the Director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Company immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action. Nothing in this Section shall bar a Director from asserting that the minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the Director notifies the Secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02.                          Qualifications and Selection of Directors.

(a)                                 Qualifications.  Each Director of the Company shall be a natural person of at least 18 years of age who need not be a resident of the State of Nevada or a stockholder of the Company.

(b)                                 Power to Select Directors.  Except as otherwise provided in these Bylaws, Directors of the Company shall be elected by the stockholders.

(c)                                  Election of Directors.  Each candidate for Director shall be elected Director by the affirmative vote of the majority of the votes cast with respect to such candidate at any meeting for the election of Directors at which a quorum is present; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with Article IV, Section 4.03 of these

Bylaws, (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Company first mails its notice of meeting for such meeting to the stockholders, and (iii) the number of director nominees exceeds the number of Directors to be elected at the meeting (any such election, a “Contested Election”).  For purposes of this Section 4.02(c), election by “the affirmative vote of the majority of the votes cast” means the votes cast “for” a candidate’s election must exceed the votes cast “against” that candidate’s election.  If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a candidate.

Section 4.03.                          Notice of Nominations for Election to the Board of Directors.

(a)                                 Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Section 3.03) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 4.03 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4.03 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)                                 Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 3.13(b)) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.03. Notwithstanding anything in this Section 4.03 to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased and there is no public disclosure by the Company, naming all of the nominees for Directors or specifying the size of the increased Board of Directors, at least one-hundred (100) days prior to the one-year anniversary of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 4.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than the tenth (10th) day following the day on which such public disclosure is first made. Without qualification, if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.03. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received by, the Secretary of the Company at its principal executive offices not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3.13(h)) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  To be in proper form for purposes of this Section 4.03, a stockholder’s notice to the Secretary of the Company shall set forth:

(1)                                 As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 3.13(c)(1), except that for purposes of this Section 4.03 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.13(c)(1) and the representation in clause (C) of Section 3.13(c)(i) shall be as to whether the Nominating Person intends to appear in person or by proxy at the meeting to present the nomination;

(2)                                 As to each Nominating Person, any Disclosable Interests (as defined in Section 3.13(c)(2), except that for purposes of this Section 4.03 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.13(c)(2) and the disclosure in clause (F) of Section 3.13(c)(2) shall be made with respect to the election of Directors at the meeting);

(3)                                 As to each person whom a Nominating Person proposes to nominate for election as a Director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 4.03 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 3.13(c)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a Director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 4.03(g); and

(4)                                 The Company may reasonably require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company in accordance with the Company’s Corporate Governance Guidelines or

(B) that could be material to a stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 4.03, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d)                                 A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.03 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of a date ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)                                  If the information submitted pursuant to this Section 4.03 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 4.03. Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 4.03. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 4.03.

(f)                                   Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a Director of the Company unless nominated in accordance with this Section 4.03. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 4.03, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(g)                                  To be eligible to be a nominee for election as a Director of the Company, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4.03 to the Secretary at the principal executive offices of the Company) a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a Director of the Company, and will comply with applicable corporate governance, conflict of interest, confidentiality, code of conduct and stock ownership and trading policies and guidelines of the Company.

(h)                                 In addition to the requirements of this Section 4.03 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 4.04.                          Number and Term of Office.

(a)                                 Number.  The Board of Directors shall consist of such number of Directors, not less than three (3) nor more than nine (9), the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such resolution is presented to the Board of Directors for adoption).

(b)                                 Term of Office.  Beginning with the annual meeting of stockholders that is held in calendar year 2013 (the “2013 Annual Meeting”), and at each annual meeting of stockholders thereafter, Directors shall be elected annually for terms expiring at the next annual meeting of stockholders and until such Directors’ successors have been elected and qualified; provided, however, that any Director in office immediately prior to the 2013 Annual Meeting who was elected to a term that expires at the annual meeting of stockholders to be held in calendar year 2014 or calendar year 2015 shall continue to hold such office until the end of the terms for which such Director was elected and until such Director’s successors shall have been elected and qualified.  A decrease in the number of Directors shall not have the effect of shortening the term of any incumbent Director.

(c)                                  Resignation.  Any Director may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as shall be specified in the notice of resignation.

Section 4.05.                          Vacancies. Any vacancy in the Board of Directors that results from the death, disability, resignation, disqualification or removal of any Director or from any other cause or newly created directorship shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director.  Any Director filling a vacancy shall be of the same class as that of the Director whose death, resignation, disqualification, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board of Directors at the time the newly created directorship was created.  A Director elected to fill a vacancy or newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 4.06.                          Removal of Directors by the Stockholders.  The entire Board of Directors, or any individual Director, may be removed from office by the affirmative vote of the holders of two-thirds of the combined voting power of all the then issued and outstanding shares of stock of all classes and series of the Company entitled to vote generally for the election of Directors, thereon, voting together as a single class, with or without assigning any cause.

Section 4.07.                          Place of Meetings.  Meetings of the Board of Directors may be held at the Company’s executive offices, or at such place as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.08.                          Organization of Meetings.  At every meeting of the Board of Directors, the Chairman, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, one of the following officers present in the order stated: the Vice Chairman, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a person chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.09.                          Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

Section 4.10.                          Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman or by a majority of the Directors in office.

Section 4.11.                          Notice of Meetings of Board of Directors.

(a)                                 No notice shall be required of any annual or regular meeting of the Board of Directors unless the time and place has been changed from that last designated by the Board of Directors.

(b)                                 Notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors, shall be given by the Secretary of the Company to each Director by personally delivering, mailing, faxing or otherwise electronically transmitting the same, or by telephone, at least 24 hours before the time fixed for the meeting. Such notice shall state the place and hour of the meeting, but need not include a statement of the business to be transacted at, or the purpose of, any such meeting.  In the absence of written instructions from a Director designating some other address, notice shall be sufficiently given if addressed to him at his usual business address.

(c)                                  Notice of any meeting of the Board of Directors or of any committee thereof need not be given to any Director if waived by such Director in writing, or by facsimile, or electronic mail, whether before or after such meeting be held, or if he or she shall be present at the meeting; and any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat.

Section 4.12.                          Meetings Through Electronic Communications.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Company.  If any such means are utilized, the Company shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a Director or member of the committee, as the case may be, and (b) provide the Directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  Participation in a meeting pursuant to this Section 4.12 constitutes presence in person at the meeting.

Section 4.13.                          Quorum of and Action by Directors.

(a)                                 General Rule.  At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors (whether or not there exist any vacancies in previously authorized directorships at the time of such meeting) shall constitute a quorum for the transaction of business.  The acts of a majority of the Directors present and voting at a meeting where a quorum is present shall be the acts of the Board of Directors.

(b)                                 Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the Directors in office is filed with the minutes of the proceedings of the Board of Directors.

Section 4.14.                          Committees.

(a)                                 Establishment and Powers.  The Board of Directors may, by resolution adopted by a majority of the Directors in office (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption), establish one or more committees to consist of one or more Directors of the Company. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors.

(b)                                 Alternate Committee Members.  The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

(c)                                  Term.  Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

(d)                                 Committee Procedures.  The term “Board of Directors” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the Board of Directors.

Section 4.15.                          Compensation.  The Board of Directors shall have the authority to fix the compensation of Directors for their services as Directors and a Director may be a salaried officer of the Company.

Section 4.16.                          Reliance on Accounts and Reports, etc.  A Director, as such or as a member of any committee designated by the Board of Directors, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

ARTICLE V

Officers

Section 5.01.                          Officers Generally.

(a)                                 Number, Qualifications and Designation.  The officers of the Company shall be a President, one or more Vice Presidents, Secretary, Treasurer (or the equivalents of such offices) and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be Directors or stockholders of the Company. The President, Treasurer, Secretary and all other officers of the Company shall be natural persons of full age. The Board of Directors may elect from among its members a Chairman and Vice Chairman who shall be officers of the Company. Any number of offices may be held by the same person.

(b)                                 Bonding.  The Company may secure the fidelity of any or all of its officers by bond or otherwise.

Section 5.02.                          Election, Term of Office and Resignations.

(a)                                 Election and Term of Office.  The officers of the Company, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the Board of Directors and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. The Board of Directors, as soon as may be done after each annual meeting of stockholders and election, shall choose a President, Secretary and Treasurer and from time to time one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and may appoint such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person.

(b)                                 Resignations.  Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon its receipt by the Company or at such subsequent time as may be specified in the notice of resignation.

Section 5.03.                          Other Officers, Committees and Agents.  The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Company may require, including a Chief Financial Officer, an Executive Vice President, a Chief Operating Officer and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04.                          Removal of Officers and Agents.  Any officer or agent of the Company may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05.                          Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06.                          Authority.  All officers of the Company, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these Bylaws.

Section 5.07.                          Chairman and Vice Chairman of the Board of Directors.  The Chairman, or in the absence of the Chairman, the Vice Chairman, shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be requested by the Board of Directors.

Section 5.08.                          President.  The President shall be the chief executive officer of the Company and shall have general supervision over its business and subject however, to the control of the Board of Directors. The President shall sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, these Bylaws or law to some other officer or agent of the Company and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors.

Section 5.09.                          Vice Presidents.  The Vice Presidents shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to them by the Board of Directors or the President. The Vice Presidents may sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, these Bylaws or law to some other officer or agent of the Company.

Section 5.10.                          Secretary.  The Secretary or an Assistant Secretary shall attend all meetings of the stockholders and Board of Directors and record the votes of stockholders and Directors, the minutes of the meetings of stockholders, Board of Directors and of committees of the Board of Directors in a book or books to be kept for that purpose; ensure notices are given and records and reports properly kept and filed by the Company as required by law; serve as custodian of the seal of the Company and ensure it is affixed to all documents to be executed on behalf of the Company under seal; and, in general, perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board of Directors or the President.

Section 5.11.                          Treasurer.  The Treasurer shall have or provide for the custody of the funds or other property of the Company; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Company; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing all transactions as Treasurer, and the financial condition of the Company; and, in general, discharge such other duties as may from time to time be assigned by the Board of Directors or the President. The Treasurer may sign, execute and acknowledge in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, these Bylaws or law to some other officer or agent of the Company.

Section 5.12.                          Salaries.  The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board of Directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving a salary or other compensation by reason of the fact the officer is also a Director of the Company.

ARTICLE VI

Certificates of Stock Transfer, Etc.

Section 6.01.                          Share Certificates.

(a)                                 Form of Certificates.  Shares of the Company may be certified or uncertificated, as provided under Nevada law, and this Section 6.01(a) of this Article VI shall not be interpreted to limit the authority of the Directors to issue some or all of any of the classes or series of shares of the Company without certificates.

To the extent certificates for shares are issued, such certificates shall be in the form as approved by the Board of Directors and state the Company is incorporated under the laws of the State of Nevada, the name of the person to whom issued and the number and class of shares and the designation of the series (if any) the certificate represents.  If the Company is authorized to issue shares of more than one class or series, certificate for shares of the Company shall set forth upon the face or back of the certificate(or shall state on the face or back of the certificate that the Company will furnish to any stockholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Company.

In the case of shares issued without certificates, the Company will, within a reasonable time after such issuance, send the holders of such shares a written statement containing the information specified in the preceding paragraph. At least annually thereafter, the Company shall provide to its stockholders of record a written statement confirming the information contained in the informational statement sent pursuant to the preceding sentence.

(b)                                 Share Register.  The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

Section 6.02.                          Issuance.  The share certificates of the Company shall be numbered and registered in the share register or transfer books of the Company as they are issued. They shall be executed in such manner as the Board of Directors shall determine.

Section 6.03.                          Transfer.  Transfers of shares shall be made on the share register or transfer books of the Company upon surrender of the certificate therefore, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing; provided, that in the case of shares that are not represented by a certificate, no delivery of a certificate shall be required and transfers shall be made on the share register or transfer books of the Company only by the record holder of such shares or by an attorney lawfully constituted in writing.  No transfers shall be made inconsistent with the provisions of the Uniform Commercial Code, its amendments and supplements.

Section 6.04.                          Record Holder of Shares.  The Company shall be entitled to treat the person in whose name any share or shares of the Company stand on its books as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

Section 6.05.                          Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

Indemnification

Section 7.01.                          Indemnification and Insurance.

(a)                                 Indemnification of Directors and Officers.

(1)                                 For purposes of this Article VII, (A) “Indemnitee” shall mean any Director or officer of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was serving, or has agreed to serve, as a Director, officer, trustee, administrator, partner, member, managing member, manager, fiduciary, employee or agent of the Company (or was a director, officer, trustee, administrator, partner, member, managing member, fiduciary, employee or agent of any predecessor thereto), or is or was serving at the request of the Company as a director, officer, trustee, administrator, partner, member, managing member, manager, fiduciary, employee or agent of, or in any other capacity for, another domestic or foreign corporation, partnership, joint venture, limited liability company, trust, or other enterprise (collectively, “Other Enterprise”) (such service, for the Company or an Other Enterprise, referred to herein as an “Official Capacity”); (B) “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise and whether formal or informal (including, without limitation, an action, suit or proceeding by or in the right of the Company), including any counterclaim (permissive or compulsory), cross-claim or third-party action brought by the Indemnitee in connection therewith or arising out of or related to the facts that are the subject matter of the claim or action against the Indemnitee; and (C) “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses actually incurred, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), ERISA excise taxes and penalties, judgments, fines and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred, in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding.  “Expenses” shall also include (A) any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article VII and (B) attorneys’ fees and any Expenses of establishing a right to indemnification under subsection (3) of this Section 7.01(a).

(2)                                 The Company shall, to the fullest extent permitted by Nevada Law (as defined below) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification than said law permitted the Company to provide prior to such amendment), indemnify and hold harmless any Indemnitee who was or is a party, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed Proceeding, arising out of, or in any way related to, the fact that he or she, or a person for whom he or she is the legal representative, is or was or has agreed to serve in an Official Capacity), or is or was serving or has agreed to serve at the request of the Company in an Official Capacity of an Other Enterprise, in each case whether the basis of such Proceeding is alleged action or omission to take action in an Official Capacity or in any other capacity while serving in an Official Capacity and whether or not serving in such capacity at the time any Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Article VII, against all Expenses, judgments, fines, settlements and other amounts actually incurred in connection with such Proceeding; provided that such Indemnitee either is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.

(3)                                 For purposes of any determination as to whether indemnification is proper under the circumstances because an Indemnitee has met the applicable standard of conduct required by this Section 7.01, an Indemnitee shall be deemed to have acted in good faith if the action or failure to act is based on (i) the records or books of account of the Company or an Other Enterprise, including financial statements, or on information supplied to such person by the officers of the Company or an Other Enterprise in the course of their duties, (ii) the advice of legal counsel for the Company or an Other Enterprise, or (iii) information or records given or reports made to the Company or an Other Enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Company or an Other Enterprise, except to the extent that the Indemnitee knew or had reason to know that such records or books of account of the Company or an Other Enterprise, information supplied by the officers of the Company or an Other Enterprise, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser or other expert were materially false or materially inaccurate. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standard of conduct.

(4)                                 The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

(5)                                 The Company shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for any amounts paid in settlement to the Company, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.  Except as so ordered by a court and for advancement of Expenses pursuant to this Section 7.01, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no Director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, that such Director or officer incurred in his or her capacity as a stockholder.

(b)                                 Continuation of Indemnification. Indemnification pursuant to this Section 7.01 shall continue as to an Indemnitee who has ceased to be a Director or officer of the Company (or director, officer, partner, member, manager or managing member of its predecessor entity, if any), or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, any Other Enterprise and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee.

(c)                                  Advancement of Expenses. Expenses incurred in defending any Proceeding shall be paid by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as such expenses are incurred and in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amounts advanced only if, and only to the extent that, it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right of appeal that he or she is not entitled to be indemnified by the Company. The Indemnitee’s undertaking to repay the Company any amounts advanced for Expenses shall not be required to be secured and shall not bear interest. Advancements shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of these Bylaws. The Company shall not impose on the indemnified party additional conditions to the advancement of Expenses or require from the indemnified party additional undertakings regarding repayment.  Advancements of Expenses pursuant to this subsection shall not require approval of the Board of Directors or the stockholders of the Company, or of any other person or body. The Secretary shall promptly advise the Board of Directors in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this subsection.  Advancements of Expenses shall be made within seven (7) calendar days after receipt by the Company of a statement or statements requesting such advancements from time to time.  Advancements of Expenses shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advancements claimed.

(d)                                 Contract Rights. The rights to indemnification and advancement of Expenses conferred upon indemnified persons in this Article VII shall be contract rights that vest immediately upon the commencement of such person’s service to the Company or, at the request of the Company, to an Other Enterprise.

(e)                                  Reliance.  Persons who after the date of the adoption of this provision in Article VII serve or continue to serve the Company in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article VII.

(f)                                   No Imputation.  The knowledge and/or actions, or failure to act, of any other officer, Director, employee or agent of the Company or an Other Enterprise shall not be imputed to an Indemnitee for purposes of determining the right to indemnification under this Section 7.1.

(g)                                  Indemnification of Other Persons.  The Company may, by action of its Board of Directors and except as provided in such action to the fullest extent permitted by Nevada Law as the same exists or may hereafter be amended, indemnify other persons as though they were Indemnitees. Furthermore, the provisions of this Article VII do not affect any rights to advancement of Expenses to which Company personnel other than Directors or officers may be entitled under any contract or otherwise by law.

(h)                                 Non-Exclusivity of Rights.  The rights to indemnification provided in this Article VII does not exclude any other rights to which an Indemnitee may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in the Indemnitee’s Official Capacity or an action in another capacity while holding office.

(i)                                     Insurance.  The Company may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and Expenses incurred by him or her in his or her capacity as a Director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and Expenses.

(j)                                    Other Financial Arrangements.  The other financial arrangements which may be made by the Company for the purpose of satisfying its obligations pursuant to this Article may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; and (iv) the establishment of a letter of credit, guarantee or surety.  No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of Expenses or indemnification ordered by a court.

(k)                                 Other Matters Relating to Insurance or Financial Arrangements.  Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 7.01 may be provided by the Company or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Company.  In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 7.01 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any Director approving it to personal liability for his action; even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(l)                                     Severability or Partial Invalidity.  If this Article VII or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each section and subsection of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (ii) to the fullest extent possible and permitted by law, the provisions of this Article VII (including, without limitation, each portion of any section or subsection of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

Section 7.02.                          Amendment.  The provisions of this Article VII relating to indemnification shall constitute a contract between the Company and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section 7.02. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws (including, without limitation, Section 8.08), no repeal or amendment of these Bylaws shall affect any or all of Article VII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the Directors of the Company then serving, or (ii) by the stockholders as set forth in Section 8.08; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE VIII

Miscellaneous

Section 8.01.                          Corporate Seal.  The Company shall have a corporate seal in the form approved from time to time by the Board of Directors.

Section 8.02.                          Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors or any person authorized by resolution of the Board of Directors may from time to time designate.

Section 8.03.                          Contracts.  Except as otherwise provided in the case of transactions which require action by the stockholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Company, and such authority may be general or confined to specific instances.

Section 8.04.                          Interested Directors or Officers; Quorum.

(a)                                 General Rule.  A contract or transaction between the Company and one or more of its Directors or officers or between the Company and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its Directors or officers are directors or officers or have a financial or other interest shall not be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)                                 the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and it authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors even though the disinterested Directors are less than a quorum; or

(2)                                 the material facts as to his or her relationship or interest and as to the contract or transactions are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those stockholders; or

(3)                                 the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors or the stockholders.

(b)                                 Quorum.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in subsection (a) above.

Section 8.05.                          Deposits.  All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

Section 8.06.                          Changes in Nevada Law.  References in these Bylaws to Nevada law, the laws of the State of Nevada, the Nevada Revised Statutes or to any provision thereof (collectively, “Nevada Law”) shall be to such Nevada Law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change in Nevada Law which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of Expenses which the Company may provide pursuant to Article VII, the rights to limited liability, to indemnification and to the advancement of Expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law and (ii) if such change in Nevada Law permits the Company, without the requirement of any further action by stockholders or Directors, to limit further the liability of Directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of Expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of Expenses shall be so broadened to the extent permitted by law.

Section 8.07.                          Amendment of Bylaws.  Subject to the provisions of the Articles of Incorporation, these Bylaws may be amended, altered or repealed (a) by resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption) acting at any special or regular meeting of the Board of Directors if, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal, or (b) at any regular or special meeting of the stockholders upon the affirmative vote of at least two-thirds of the shares of the Company entitled to vote generally in the election of Directors if, in the case of such special meeting only, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal.